UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2014

Dominion Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36684	46-5135781
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (804) 819-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 20, 2014, Dominion Midstream Partners, LP (the “Partnership”), closed its initial public offering (the “Offering”) of 20,125,000 common units representing limited partner interests in the Partnership (“Common Units”), at a price to the public of $21.00 per Common Unit ($19.74 net of underwriting discounts), including the 2,625,000 Common Units that were issued pursuant to the full exercise of the underwriters’ option to purchase additional Common Units, as described in the Partnership’s Registration Statement on Form S-1 (File No. 333-194864), as amended, initially filed on March 28, 2014. The material terms of the Offering are described in the prospectus, dated October 14, 2014 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on October 15, 2014.

Registration Rights Agreement

On October 20, 2014, in connection with the closing of the Offering, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with Dominion MLP Holding Company, LLC (“MLP Holdco”). Pursuant to the Registration Rights Agreement, the Partnership is required to file a registration statement to register the common units issued to MLP Holdco at its request. The Registration Rights Agreement also includes provisions dealing with holdback agreements, indemnification and contribution and allocation of expenses. These registration rights are transferable to affiliates and, in certain circumstances, to third parties.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Intercompany Credit Facility

On October 20, 2014, in connection with the closing of the Offering, the Partnership entered into a $300.0 million senior unsecured revolving credit facility (the “Intercompany Credit Facility”) with Dominion Resources, Inc. (“Dominion”) as the lender. The Intercompany Credit Facility is for a term of five years and bears interest at variable interest rates, determined based on the Partnership’s ratio of total debt to Adjusted EBITDA (as defined in the Intercompany Credit Facility) or, if the Partnership obtains long-term debt credit ratings in the future, based on such credit ratings in effect from time to time.

The Intercompany Credit Facility contains covenants that require the Partnership to, among other things, notify Dominion of the occurrence of any default or event of default and keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs. In addition, the Intercompany Credit Facility contains customary events of default, including, among others, failure to pay any sum payable when due.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Intercompany Credit Facility, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Services Agreement

On October 20, 2014, in connection with the closing of the Offering, the General Partner entered into a services agreement (the “Services Agreement”) with Dominion Resources Services, Inc. (“DRS”). Pursuant to the Services Agreement, DRS will provide administrative, management and other services to the General Partner, the Partnership and Cove Point GP Holding Company, LLC (“CP Holding”) as a subsidiary service company in exchange for reimbursement for such administrative, management and other services. The Partnership will reimburse the General Partner and its affiliates for the associated costs of obtaining these services.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Services Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

ROFO Agreement

On October 20, 2014, in connection with the closing of the Offering, the Partnership entered into a Right of First Offer Agreement (the “ROFO Agreement”) with Dominion. Pursuant to the ROFO Agreement, Dominion will agree and will cause its affiliates to agree, for so long as Dominion or its affiliates, individually or as part of a group, control the General Partner, that if Dominion or any of its affiliates decide to attempt to sell (other than to another affiliate of Dominion) any of the common equity interests in Dominion Cove Point LNG, LP (“Cove Point”) or the indirect ownership interests in certain assets, Dominion or its affiliate will notify the Partnership of its desire to sell such asset and, prior to selling such asset to a third-party, will negotiate with the Partnership exclusively and in good faith for a period of 30 days in order to give the Partnership an opportunity to enter into definitive documentation for the purchase and sale of such assets on terms that are mutually acceptable to Dominion or its affiliate and the Partnership.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the ROFO Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Second Amended Cove Point Partnership Agreement

On October 20, 2014, in connection with the closing of the Offering, the General Partner entered into the Second Amended and Restated Agreement of Limited Partnership of Cove Point (the “Second Amended LP Agreement”) with Dominion Gas Projects Company, LLC (“Dominion Gas Projects”). Pursuant to the Second Amended LP Agreement, the General Partner and Dominion Gas Projects will recapitalize the partnership interests in Cove Point by converting (i) the General Partner’s general partner interest into a noneconomic general partner interest and preferred limited partner interests (“Preferred LP Interests”) in Cove Point and (ii) Dominion Gas Project’s limited partner interest into common limited partner interests and Preferred LP Interests in Cove Point.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Second Amended LP Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Third Amended Cove Point Partnership Agreement

On October 20, 2014, in connection with the closing of the Offering, CP Holding entered into the Third Amended and Restated Agreement of Limited Partnership of Cove Point (the “Third Amended LP Agreement”) with Dominion Gas Projects. Pursuant to the Third Amended LP Agreement, the Second Amended LP Agreement is amended and restated in order to reflect (i) the admission of CP Holding as the general partner and a limited partner of Cove Point and (ii) the acquisition of additional Preferred LP Interests by CP Holding with the proceeds of the Offering by the Partnership of its Common Units.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Third Amended LP Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

In connection with the Offering, the Board of Directors of the General Partner (the “Board”) adopted the Dominion Midstream Partners, LP 2014 Long-Term Incentive Plan (the “Plan”) for employees, consultants and directors of the Partnership, the General Partner and their respective affiliates. The Plan provides for the grant of incentive compensation awards denominated in or based on Common Units of the Partnership. The Partnership reserved 3,000,000 Common Units for issuance pursuant to and in accordance with the Plan, subject to certain adjustments. The Plan will be administered by the Board or a committee thereof. The Partnership will be responsible for the cost of awards granted under the Plan.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Plan, which is filed as Exhibit 10.6 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

The Partnership is managed and operated by the Board and executive officers of the General Partner, an indirect wholly-owned subsidiary of Dominion. Dominion will have the right to appoint all members of the Board of the General Partner. As a result, certain individuals, including officers and directors of the General Partner and Dominion, serve as officers and/or directors of certain other indirect wholly-owned subsidiaries of Dominion.

As more fully described in the “Certain Relationships and Related Transactions” section of the Prospectus, which is incorporated herein by reference, Dominion owns and controls the General Partner, which entity is the holder of all of the Partnership’s incentive distribution rights, and owns through certain of its subsidiaries 11,847,789 Common Units and all of the subordinated units representing limited partner interests in the Partnership. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Incentive Plan

The description of the Plan provided above under Item 1.01 is incorporated in this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of the Partnership

On October 20, 2014, in connection with the closing of the Offering, the Partnership amended and restated its agreement of limited partnership (as amended, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the sections of the Prospectus entitled “How We Make Distributions to Our Partners” and “The Partnership Agreement” and is incorporated in this Item 5.03 by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

3.1	First Amended and Restated Agreement of Limited Partnership of Dominion Midstream Partners, LP, dated October 20, 2014, by and between Dominion Midstream GP, LLC and Dominion MLP Holding Company, LLC

4.1	Registration Rights Agreement by and between Dominion Midstream Partners, LP and Dominion MLP Holding Company, LLC

10.1	Inter-Company Credit Agreement by and between Dominion Midstream Partners, LP and Dominion Resources, Inc.

10.2	Services Agreement by and between Dominion Midstream GP, LLC and Dominion Resources Services, Inc.

10.3	Right of First Offer Agreement by and between Dominion Midstream Partners, LP and Dominion Resources, Inc.

10.4	Second Amended and Restated Agreement of Limited Partnership of Dominion Cove Point LNG, LP by and between Dominion Midstream GP, LLC and Dominion Gas Projects Company, LLC

Exhibit Number	Description

10.5	Third Amended and Restated Agreement of Limited Partnership of Dominion Cove Point LNG, LP by and between Cove Point GP Holding Company, LLC and Dominion Gas Projects Company, LLC

10.6	Dominion Midstream Partners, LP 2014 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MIDSTREAM PARTNERS, LP

	By:	Dominion Midstream GP, LLC,
its general partner

Date: October 20, 2014
	By:	/s/ Mark O. Webb
		Name:	Mark O. Webb
		Title:	Vice President General Counsel